Exhibit 10.2

WARRANT EXERCISE INDUCEMENT AGREEMENT

This Warrant Exercise Inducement Agreement (this “Agreement”), dated as of _______, 2021, is by and between CytoDyn Inc., a Delaware corporation, (the “Company”) and the undersigned holder (the “Holder”) of warrants to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issued by the Company, as set forth on Schedule A (collectively, the “Warrants”).

WITNESSETH:

WHEREAS, the Holder’s Warrants are exercisable into a number of shares of Common Stock as set forth on Schedule A (the “Warrant Shares”); and

WHEREAS, as an additional inducement to the Holder to exercise the Warrants, the Company will (i) increase the number of shares of Common Stock issuable upon exercise of the Warrants by one hundred percent (100%), such that each Warrant covers two (2) times the stated number of shares currently covered by the Warrant (such shares, the “Additional Shares”) and (ii) increase the stated exercise price of each Warrant by one hundred percent (100%), such that the exercise price is equal to two (2) times the existing exercise price.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holder hereby agree as follows:

1. Exercise of Warrants. The Company and the Holder hereby agree that the Holder shall exercise the Warrants in full at an exercise price equal to two (2) times the original Warrant exercise price, for aggregate cash proceeds to the Company set forth on Schedule A, with all other terms of the Warrants being unchanged. The Warrant Shares and the Additional Shares as set forth on Schedule A will be delivered to the Holder upon the Closing to the name and address set forth on the signature page hereof.

2. Closing; Payment. Holder shall execute this Agreement and immediately wire the aggregate cash exercise price for the Warrants listed on Schedule A to the following bank account:

Bank Name:	JPMorgan Chase Bank, N.A.
Bank Address:	Business Banking, OR1-2013
4155 Mercantile Drive
Lake Oswego, Oregon 97035
ABA Number:	XXXXXXXXX
A/C Name:	CytoDyn Inc.
A/C Number:	XXXXXXXXX
FBO:
See Schedule A

The closing of the exercise of the Warrants and the issuance of the Warrant Shares and Additional Shares (the “Closing”) shall occur following execution by the Company and delivery to the Holder of an executed copy of this Agreement, against receipt of such aggregate cash exercise price. The Closing may be scheduled by the Company at any time within seven (7) calendar days after the execution by the Company of this Agreement (such date, the “Closing Date”). To the extent the Closing does not occur, all funds received from the Holder will be returned without interest or offset, and this Agreement shall thereafter be of no further force or effect.

3. Restrictions on Transfer of Securities.

(a) Restricted Securities. The Warrant Shares, if not previously registered through a registered direct offering for which such registration statement is currently effective, and the Additional Shares will be “restricted securities” upon issuance to the Holder hereunder. Restricted securities may not be sold by the holder absent registration, or an exemption from the registration requirements, under the Securities Act of 1933, as amended (the “Securities Act”), or the applicable securities laws of any other state or jurisdiction.

(b) Registered Shares. The Company has previously filed Registration Statements on Form S-3 (the “Resale Registration Statements”), as listed on Schedule A, to register the resale of some of the Warrant Shares under the Securities Act. Promptly following the Closing, the Company intends to file a Current Report on Form 8-K to reflect the substantive changes from the information currently set forth in the prospectus included in such Resale Registration Statements as a result of the transactions contemplated by this Agreement. Thereafter, if Holder is named as selling stockholder in a Resale Registration Statement, Holder may sell the Warrant Shares in accordance with the resale provisions set forth in the “Plan of Distribution” section of the applicable Resale Registration Statement prospectus. Holder should read the applicable Registration Statement prospectus carefully before deciding whether to enter into this Agreement.

(c) Restrictive Legends. The Holder understands and agrees that the Additional Shares, are not, and will not be, registered under the Securities Act; accordingly, the Additional Shares must be held indefinitely unless, in the opinion of counsel reasonably acceptable to the Company, a sale or transfer may be made in compliance with the provisions of this Agreement and without registration under United States securities laws and the applicable securities laws of any state or other jurisdiction. Legends will be placed on the Additional Shares, and appropriate notations will be made in the Company’s stock books and stop transfer instructions placed with the transfer agent of the Common Stock, each in a manner generally consistent with the foregoing.

4. Representations and Warranties. The Holder hereby acknowledges, represents, warrants, and agrees as follows:

(a) The Holder is an “accredited investor” as defined in Regulation D promulgated under the Securities Act, as shown in the Accredited Investor Certification attached to this Agreement. The Holder, alone or together with his, her or its representatives, has such knowledge, sophistication, and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment in the Warrant Shares and Additional Shares, and has so evaluated the merits and risks of such investment. The Holder has reviewed the Company’s Form 10-K for the year ended May 31, 2021, and all filings made by the Company with the U.S. Securities and Exchange Commission (the “SEC”) thereafter. The Holder has also been afforded the opportunity to ask questions of, and receive answers from, the officers and directors of the Company concerning the terms and conditions of the Warrant Shares and Additional Shares and the information filed with the SEC and to obtain any additional information, to the extent that the Company possesses such information, which the Holder considers necessary and appropriate in order to permit the Holder to evaluate the merits and risks of an investment in the Warrant Shares and Additional Shares. The Holder is able to bear the economic risk of an investment in the Warrant Shares and Additional Shares and, at the present time, is able to afford a complete loss of such investment. The Holder is not acquiring the Warrant Shares or Additional Shares for the account or benefit of any other person. The Holder is acquiring the Warrant Shares and Additional Shares as principal for his, her or its own account, in the ordinary course of business, and not with a view to or for distributing or reselling such Warrant Shares (other than Warrant Shares subject to a Resale Registration Statement) or Additional Shares or any part thereof. The Holder has no present intention of distributing any of such Warrant Shares (except as provided in the preceding sentence) or Additional Shares and has no agreement or understanding, directly or indirectly, with any person regarding the distribution of such Warrant Shares or Additional Shares as to which this sentence applies.

(b) Neither the SEC nor any state securities commission or other regulatory authority has approved the Additional Shares, or passed upon or endorsed the merits of this offering of securities or confirmed the accuracy or determined the adequacy of such offering. This offering of securities has not been reviewed by any federal, state or other regulatory authority.

(c) The Holder is aware of the provisions of Rule 144 which, in substance, permit limited public resale of “restricted securities” acquired by non-affiliates of the issuer thereof, directly or indirectly, from the issuer (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things, the availability of certain public information about the Company and the resale occurring not less than six (6) months after the party has purchased and paid for the securities to be sold.

(d) The Holder further understands that at the time the Holder wishes to sell Warrant Shares or Additional Shares, there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not have filed all reports and other materials (other than Form 8-K reports) required under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, during the preceding 12 months, and that, in such event, because the Company is a former “shell company” as contemplated under paragraph (i) of Rule 144, Rule 144 will not be available to the Holder.

(e) The Holder further understands that, because the Company is a former “shell company” as contemplated under paragraph (i) of Rule 144, regardless of the amount of time that the Holder holds the Warrant Shares and Additional Shares, sales of such securities may only be made under Rule 144 upon the satisfaction of certain conditions, including that the Company has filed with the SEC, during the 12 months preceding the sale, all quarterly and annual reports required under the Securities Exchange Act of 1934, as amended; and that, accordingly, any restrictive legends cannot be removed except in connection with an actual sale that is subject to an effective registration statement under, or an applicable exemption from the registration requirements of, the Securities Act, and “blanket” removals of any such restrictive legends will not be possible.

(f) The Holder further understands that, in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A promulgated under the Securities Act, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

(g) Prior to the execution of this Agreement, the Holder and the Holder’s attorney, accountant, purchaser representative and/or tax adviser, if any (collectively, the “Advisers”), have received all documents requested by the Holder, have carefully reviewed them and understand the information contained therein.

(h) All documents, records, and books pertaining to the investment in the Warrant Shares and Additional Shares have been made available for inspection by such Holder and his, her or its Advisers, if any.

(i) The Holder and the Holder’s Advisers, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning this Agreement and the business, financial condition and results of operations of the Company, and all such questions have been answered to the full satisfaction of the Holder and Advisers, if any.

(j) In evaluating the suitability of an investment in the Company, the Holder has not relied upon any representation or information (oral or written) other than as stated in this Agreement.

(k) The Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby.

(l) The Holder is aware that an investment in the Warrant Shares and Additional Shares is high risk, involving a number of very significant risks and has carefully read and considered the matters set forth under the caption “Risk Factors” in the Company’s Form 10-K filed with the SEC on July 30, 2021, and, in particular, acknowledges that the Company (i) has significant operating losses since inception, no revenues to date, and limited assets, (ii) is engaged in a highly competitive business and (iii) will need additional capital, resulting in dilution to the Holder if the Holder is not able to participate in future offerings.

4. Reliance. The Holder acknowledges and understands that the Company has agreed to the terms of this Agreement in reliance upon the Holder’s representations, warranties and covenants made in this Agreement.

5. Modification. This Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

6. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters.

7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

8. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

9. Successors. This Agreement shall be binding upon and inure to the benefit of the Holder and the Company and the respective successors and permitted assigns of each.

10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

11. EXPIRATION DATE. THIS OFFER IS FOR A LIMITED TIME ONLY AND SHALL EXPIRE IF THE SIGNATURE PAGE TO THIS AGREEMENT IS NOT COMPLETED, EXECUTED BY THE HOLDER AND RETURNED TO THE COMPANY ON OR BEFORE 5:00 P.M. EASTERN TIME ON ______________, 2021.

[Signature page to follow.]

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

HOLDER

By:

Print Name:

Title:

Address:

Email:

Agreed and Accepted:

CYTODYN INC.

By:
Name: Antonio Migliarese
Title: CFO

Dated as of: ________________________